Exhibit 99.1

News from Conduent For Immediate Release	Conduent Incorporated Florham Park Basking Ridge, NJ. 07920 www.Conduent.com

Conduent to Present Business Strategy at Investor Event Today

Highlights strategy to drive margin improvement and Adjusted EBITDA growth

BASKING RIDGE, New Jersey, Dec. 5, 2016 – At its first-ever investor event being held today and available via audio webcast from New York City, Conduent Chief Executive Officer Ashok Vemuri and Chief Financial Officer Brian Walsh will present the company’s strategy with a focus on delivering long-term value for shareholders through profit and margin expansion, innovation and diversified solutions and platforms.

Conduent is a leader in business process services delivering seamless, mission-critical interactions for businesses, governments and their constituents globally.

“Today’s event marks our first opportunity to present the full investment story of our new company, and we believe it is compelling,” said Ashok Vemuri, CEO of Conduent. “We have a relentless commitment to driving profitable growth at Conduent. Our goal is to leverage our strong client relationships, scale and technology-enabled solutions to drive top and bottom line growth.”

Investment Highlights

•	Operates in a $260 billion industry growing at mid-single digits

•	There is a significant opportunity for the company to capture a greater share of that growth

•	Conduent has a large, quality client base diversified across industry verticals:

•	Diversification allows the company to mitigate risk and apply capabilities across industries to expand our offering reach

•	Recurring revenue model, with 86 percent renewal rate, enables stability to support strong and growing cash flow generation

•	Conduent is taking on a major cost transformation program aiming to deliver approximately $700 million in savings through 2018

•	This represents a significant margin expansion opportunity

•	It will strengthen the bottom line, unlock capacity to reinvest in the business and drive top-line improvements

•	Conduent will employ a disciplined capital allocation strategy targeted toward high-return, low-risk opportunities to enhance shareholder value

To participate in the meeting via live webcast at 8am ET today:

Audio Webcast and Slides

https://livestream.com/ICENYSE/conduentinvestor or

https://www.xerox.com/investor

A recording and copy of the presentation will also be available as an archive at the Xerox website under the “investors” section.

Conduent to Trade on New York Stock Exchange

On Dec. 31, 2016, Xerox Corporation (NYSE: XRX) will separate into two independent, publicly traded companies: Xerox Corporation and Conduent Incorporated.

Beginning on or about Dec.13, 2016 and continuing until the distribution date, Dec. 31, 2016, it is expected that Conduent common stock will trade on a “when issued” basis on the New York Stock Exchange (“NYSE”) under the ticker symbol “CNDT WI”.

On Tuesday, Jan. 3, 2017, when-issued trading of Conduent common stock will end and Conduent common stock will begin trading “regular way” on the NYSE under the ticker symbol “CNDT”. Xerox will continue to trade on the NYSE under the ticker symbol “XRX”.

About Conduent

Conduent is the world’s largest provider of diversified business process services with leading capabilities in transaction processing, automation, analytics and constituent experience. We work with both government and commercial customers in assisting them to deliver quality services to the people they serve.

We manage interactions with patients and the insured for a significant portion of the U.S. healthcare industry. We are the customer interface for large segments of the technology industry and the operational and processing partner of choice for public transportation systems around the world.

Whether it’s digital payments, claims processing, benefit administration, automated tolling, customer care or distributed learning – Conduent manages and modernizes these interactions to create value for both our clients and their constituents. Learn more at www.conduent.com.

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Media Contact:

Sean Collins, Conduent, +1-310-497-9205, Sean.Collins2@xerox.com

Investor Contact:

Alan Katz, Conduent, +1-908-758-1227, alan.katz@xerox.com

Note: To receive RSS news feeds, visit www.news.conduent.com. For open commentary, industry perspectives and views, visit http://twitter.com/Conduent, http://www.linkedin.com/company/conduent or http://www.facebook.com/Conduent.

Conduent Incorporated is a trademark of Xerox Business Services, LLC in the United States and/or other countries.

Forward Looking Statements

This report contains “forward-looking statements” that involve risks and uncertainties. These statements can be identified by the fact that they do not relate strictly to historical or current facts, but rather are based on current expectations, estimates, assumptions and projections about the business process outsourcing industry and our business and financial results. Forward-looking statements often include words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance in connection with discussions of future operating or financial performance. As with any projection or forecast, forward-looking statements are inherently susceptible to uncertainty and changes in circumstances. Our actual results may vary materially from those expressed or implied in our forward-looking statements. Accordingly, undue reliance should not be placed on any forward-looking statement made by us or on our behalf. Important factors that could cause our actual results to differ materially from those in our forward-looking statements include government regulation, economic, strategic, political and social conditions and the following factors, among others: competitive pressures; changes in interest in outsourced business process services; our ability to obtain adequate pricing for our services and to improve our cost structure; the effects of any acquisitions, joint ventures and divestitures by us; our ability to attract and retain key employees; our ability to attract and retain necessary technical personnel and qualified subcontractors; a decline in revenues from or a loss or failure of significant clients; our ability to estimate the scope of work or the costs of performance in our contracts; the failure to comply with laws relating to individually identifiable information and personal health information and laws relating to processing certain financial transactions, including payment card transactions and debit or credit card transactions; our ability to deliver on our contractual obligations properly and on time; our ability to renew commercial and government contracts awarded through competitive bidding processes; increases in the cost of telephone and data services or significant interruptions in such services; changes in tax and other laws and regulations; increased volatility or decreased liquidity in the capital markets, including any limitation on our ability to access the capital markets for debt securities, refinance our outstanding indebtedness or obtain bank financing on acceptable terms; the impact of terrorist acts, hostilities, natural disasters (including extreme weather) and pandemic viruses; changes in foreign exchange rates; our lack of an operating history as an independent publicly traded company; changes in U.S. GAAP or other applicable accounting policies; the other risks and uncertainties detailed in the section titled “Risk Factors”, the section titled “Legal Proceedings”, our financial statements and the accompanying notes thereto, and the other sections of our Registration Statement on Form 10, as amended, and the section titled “Risk Factors” the section titled “Management’s Discussion and Analysis of Financial Condition”, our financial statements and the accompanying notes thereto, and the other sections of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016. We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. Any forward-looking statements made by us in this current report speak only as of the date on which they are made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether as a result of new information, subsequent events or otherwise.